UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 2, 2010

Loreto Resources Corporation

 (Exact name of registrant as specified in its charter)

Nevada	333-140148	20-5308449
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Av. Pardo y Aliaga 609 Off. 802
San Isidro, Lima 27, Peru
(Address of principal executive offices)	(Zip Code)

+511-212-1880

 (Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On June 2, 2010 Eric E. Marin resigned from his position as interim chief financial officer of Loreto Resources Corporation (the “Registrant”).

(c)  On July 31, 2010 Luis F. Saenz was appointed to serve as the Registrant’s interim chief financial officer.  Mr. Saenz, who is 39 years old, has served as a member of the Registrant’s board of directors and as its president and chief executive officer since July 21, 2008.

Prior to joining the Registrant, Mr. Saenz was employed at Standard Bank (“Standard”) with Standard's investment banking unit, Standard Americas, Inc.  Mr. Saenz joined Standard in New York in 1997 and relocated to Peru in 1998 to establish Standard's Peru representative office. While in Peru, he led Standard's mining and metals origination effort in the Latin America region. He returned to New York in June 2006 to head Standard's mining and metals team in the Americas.  Standard is not affiliated with the Registrant.

Mr. Saenz has served as a director of Li3 Energy, Inc. since October 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORETO RESOURCES CORPORATION

Date: August 3, 2010	By:	/s/ Luis F. Saenz
Luis F. Saenz
President and Chief Executive Officer